                                                                   EXHIBIT 10.25




                            ASSET PURCHASE AGREEMENT

                                    BETWEEN


                            PAR  FIVE SERVICES, INC.
                                (THE "SELLERS")

            AND BRETT S. HARDT, JEFF ALBRECHT, AND LILA PETROVICH
                              (THE "STOCKHOLDERS")



                                      AND


                   SNELLING AND SNELLING, INC. ("PURCHASER")

                               TABLE OF CONTENTS


                                                                                                           Page
                                                                                                           ----
1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
2.       Sale and Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
3.       Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
4.       Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
5.       Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
6.       Allocation of Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
7.       Collection of Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
8.       Closing Deliveries by the Sellers and Stockholders   . . . . . . . . . . . . . . . . . . . . . . .  10
9.       Closing Deliveries by Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
10.      Representations and Warranties of the Sellers
         and the Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
11.      Covenants of the Sellers and the Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
12.      Representations and Warranties of Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
13.      Covenants of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
14.      Indemnity by the Sellers and the Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  24
15.      Indemnity by Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
16.      Termination of Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
17.      Loss or Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
18.      Conditions Precedent to Purchaser's
         Obligation to Close  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
19.      Conditions Precedent to the Sellers'
         Obligation to Close  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
20.      Additional Post-Closing Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
21.      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
22.      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
23.      General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
24.      Mediation and Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
25.      Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
26.      Bulk Transfer Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
27.      Release by Sellers and Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
28.      Release by Purchaser   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
29.      Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                   SCHEDULES

Schedule 1                -                Tangible Assets

Schedule 2                -                Assumed Contracts

Schedule 3                -                List of Receivables to be Delivered at Closing

Schedule 4                -                Allocation of Purchase Price

Schedule 5                -                Encumbrances

Schedule 6                -                Employees

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into effective as of this 16th day of October, 1996, by and among Par Five Services, Inc., an Illinois corporation (the "Sellers"), and BRETT S. HARDT, JEFF ALBRECHT, AND LILA PETROVICH (the "Stockholders"), on one hand, and SNELLING AND SNELLING, INC. ("Purchaser"), a Pennsylvania corporation, on the other hand.

                                    RECITALS

         WHEREAS Sellers are operating one (1) "Snelling Personnel Services" office (the "Office") pursuant to a certain franchise agreement with Purchaser at the following location:

Office No.          Location of Office.           Date of Franchise Agreement.
----------          -------------------           ----------------------------
F0305               900 Jorie Blvd.               April 1, 1996
                    Suite 88
                    Oak Brook, Illinois  60521

         WHEREAS, Stockholders are the owners of one hundred percent (100%) of the issued and outstanding common stock of Sellers;

         WHEREAS, Sellers desire to sell, transfer, convey and assign to Purchaser, and Purchaser desires to purchase, under the terms and conditions set forth herein, all of the assets of Sellers associated with the Office, including the trademarks, service marks, and trade names, if any, and the good will associated with the Office;

         WHEREAS, Sellers' franchise agreement with Purchaser is referred to in this Agreement as the "Franchise Agreement."

         WHEREAS, Purchaser also desires to obtain assignments of certain contracts and agreements relating to the operation of Sellers' Office and agrees to assume certain of Sellers' obligations and liabilities.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises contained herein, the parties agree as follows:

         1. DEFINITIONS. The following words shall have the following meanings when used in this Agreement:

                 (a) "Assets" shall mean all of the rights, title and interest of Sellers in the assets, properties, rights, claims and contracts of every kind, character and description, whether real or personal, tangible or intangible, which are used or usable in, or relate to, the operation of the Office, without regard to whether reflected on the Sellers' financial
statements or books.   Specifically excluded from the Assets being sold
hereunder are any accounts receivable of the Sellers related to work performed or services provided through the close of business of the day immediately prior to the Closing Date. Assets being acquired by Purchaser are:

                          (i)     the tangible assets set forth and identified
as being acquired by Purchaser in Schedule 1 to this Agreement;





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
                          (ii)    all contracts and relationships of Sellers
with clients and with temporary employees (as those terms are defined in the Franchise Agreement);

                          (iii)   Sellers' rights in and to the telephone
numbers and telephone directory advertising for the Office, and all other intangible property, trade secrets, rights under Assumed Contracts (as defined in Section 3), permits, and licenses associated with the Office;

                          (iv)    any Internet names registered by Sellers;

                          (v)     all of Sellers' trade names, trademarks, or
service marks used, or available for use, in Sellers' business;

                          (vi)    the rights of the Sellers under the
assumption of the Lease of real property relating to the Office (the "Lease");

                          (vii)   all inventory and supplies on hand as of the
Closing Date;

                          (viii)  all business papers and records pertaining to
the Office, including but not limited to personnel records (including payroll records) concerning each employee of the Sellers who will become employed by the Purchaser after the Closing Date, client records, vendor lists, and operations manuals; and

                          (ix)    all Placement Receipts, if any, (as that term
is defined in the Franchise Agreement) except for those for which the employee has both been offered permanent employment by a client and accepted such offer of employment on or before the Closing Date.

                 (b) "Closing" shall mean the events which take place for the purpose of consummating the transactions contemplated by this Agreement,
commencing at          9:00      a.m. on  Monday, November 4,  1996, at
Chicago, Illinois , or at another acceptable time and location to which the parties agree; and

                 (c) "Closing Date" shall mean 12:01 a.m. on Monday, November 4, 1996.

         2. SALE AND TRANSFER OF CERTAIN ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, the Sellers agree to sell, transfer, assign, grant, convey and deliver the tangible Assets listed on
Schedule 1 and all other Assets listed in Subsection 1(a) to Purchaser on the Closing Date, free and clear of all mortgages, liens, security interests, pledges, charges and other encumbrances. Notwithstanding any language that may be stated in this Agreement, Sellers' accounts receivable as that term is described herein, are not an Asset being sold, transferred, assigned, granted, or conveyed to Purchaser.

         3. ASSUMPTION OF LIABILITIES. Purchaser has not assumed, and shall not assume, any liability or obligation of any nature, known or unknown, existing or contingent, of the Sellers, except that, at Closing: (i) Purchaser shall assume the Lease unless Purchaser notifies Sellers in writing within ten
(10) days of the Closing that Purchaser will not assume the Lease; and (ii) the other written contracts and obligations specifically identified in Schedule 2 to this Agreement (the "Assumed Contracts"). Sellers shall assume and make payments for the obligations for unused vacation and unused sick leave, if any, accrued through the Closing Date by each employee of the Sellers. The Sellers acknowledge that Purchaser does not assume any obligation in connection with any actual or alleged breach or default of Lease or Assumed Contracts occurring at any time through the Closing Date. Except for the items specified in clauses (i) and (ii) above, all obligations, liens, encumbrances, and liabilities of the Sellers shall continue to be the sole responsibility of the Sellers and Sellers shall hold Purchaser harmless.

         4.      PURCHASE PRICE.           In reliance upon the representations
and warranties for the assets named herein, Purchaser shall pay the Sellers One
Hundred Fifty Thousand Dollars ($150,000) (the "Purchase Price").   The
Purchase Price shall be paid as follows:

                 (a) At Closing, Purchaser shall pay the Sellers One Hundred Fifty Thousand Dollars ($150,000) in cash by certified check.

         5.      ALLOCATION OF PURCHASE PRICE.     In accordance with Section
1060 of the Internal Revenue Code of 1986, as amended, the Purchase Price shall be allocated in the manner set forth in Schedule 4 to this Agreement. The Sellers, the Stockholders, and Purchaser each covenant and warrant to each other that: (i) in no tax return filed by the parties or any of their respective successors or assigns shall the allocation of the Purchase Price be treated or reported inconsistently with or differently from the allocation of the Purchase Price set forth in Schedule 4, unless such change in allocation is the result of a determination by a governing authority for that year or a preceding year; and (ii) in no tax audit, tax examination, tax or compliance review or tax litigation will the parties or any of their respective successors or assigns claim or assert that the allocation of the Purchase Price is or should be inconsistent with or different from that set forth in Schedule 4, unless as a result of a determination made by a governing authority in a preceding year. The parties agree to file all appropriate Internal Revenue Service Forms with their respective Federal income tax returns for their respective tax year in which the Closing occurs.

         6.      ALLOCATION OF EXPENSES.   All real estate taxes, personal
property taxes, rents, telephone charges, utilities, and other costs and expenses of owning or operating the Assets which relate to periods both before and after the Closing Date (the "Prorated Costs") shall be prorated on a per diem basis as of the Closing Date, with the Sellers responsible for the portion of all such items which relates to the period through the Closing Date, and Purchaser responsible for the portion of all such items which relates to the period after the Closing Date. Prorated Costs shall be settled between Purchaser and Sellers either at Closing or as soon as practicable thereafter; and

                 (a) Any sales tax, use tax, excise tax, transfer tax, recording fee or other tax or fee imposed on the transfer of the Assets from Sellers to Purchaser shall be paid by Sellers.

         7.      COLLECTION OF ACCOUNTS RECEIVABLE.         With respect to the
accounts receivable for the placement of employees, Sellers shall be entitled to all monies owed Sellers, as evidenced by the accounts receivable list at time of Closing covering all work completed through Friday, October 25, 1996, to be followed by a subsequent report covering accounts receivable up to Closing, which shall be due Purchaser by Thursday, November 7, 1996.
Purchaser shall be entitled to all monies received from the generation of accounts receivable subsequent to November 3, 1996; and

                 (a) As described above, Sellers shall provide at Closing or immediately thereafter, a list of placement and temporary accounts receivable due Sellers on the Closing Date. For ninety (90) days subsequent to the Closing, Purchaser shall be responsible for the collection of such accounts receivable and shall provide Sellers a weekly report accompanied by all monies due Sellers in accordance with Sellers' Franchise Agreements with Purchaser except that Sellers shall be responsible for all collection efforts with inactive clients' accounts receivable which are over sixty (60) days old. Inactive client shall be defined as a client who has not utilized the services of Sellers within six (6) months of the Closing Date. Purchaser shall return to Sellers at the end of the ninety (90) day period all uncollected accounts receivable for further collection efforts by Sellers. Purchaser shall incur no liability to Sellers for the uncollectibility of said accounts receivable. Thereafter, Sellers shall submit to Purchaser monthly reports of all collection activity accompanied by all monies due Purchaser in accordance with the provisions of the Franchise Agreement. Sellers shall receive credit for all collections subsequent to Closing, whether by Sellers or Purchaser, under the Sales Incentive Program Agreement ("SIP") and shall receive payment in accordance with SIP; and

                 (b) Sellers shall have access to all records to assist Sellers in the collection of certain accounts receivable or for litigation or government filing purposes.

         8. CLOSING DELIVERIES BY THE SELLERS AND THE STOCKHOLDERS. The Sellers and the Stockholders agree to execute and deliver at Closing, or cause to be executed and delivered at Closing, the following:

                 (a) Such instruments of transfer, assignment and conveyance as shall be necessary or desirable in the judgment of Purchaser to vest in Purchaser good and marketable title to the Assets free and clear of all mortgages, liens, security interests, pledges, charges and other encumbrances. Such instruments of transfer shall include:

                          (i)     A Bill of Sale from the Sellers, in the form
furnished to the Sellers by Purchaser;

                          (ii)    The written consent of the lessor to the
assignment and assumption of the Lease provided, however, if Sellers cannot obtain any such assignment and assumption, Sellers shall assign any and all rights they have in the Lease. Sellers shall indemnify and hold harmless Purchaser from any and all damages and costs incurred by Purchaser if the lessor rejects the Sellers' assignment of its rights to Purchaser and either reforms the Lease or terminates the Lease, so long as lessor's action is based upon the assignment and not a breach by Purchaser of any of the terms of the Lease Purchaser accepted from Sellers. Sellers shall use their best efforts to obtain all such assignments and assumptions;

                          (iii)   Cooperation of parties to receive written
consents of third parties under the Assumed Contracts to the assignment and assumption of the Assumed Contracts as soon as possible;

                          (iv)    Form UCC-3 termination statements, signed by
the creditor, to cancel any financing statements disclosed in Schedule 5 to this Agreement (other than financing statements filed in connection with Assumed Contracts);

                          (v)     Unanimous written consents, signed by all
Stockholders of the Sellers, in a form consistent with the Sellers' bylaws and state laws, approving the transactions contemplated hereunder, and any other duly executed corporate and other documents which Purchaser may have reasonably requested hereunder, satisfactory in form and substance, in the reasonable judgment of Purchaser, and where appropriate certified by the proper corporate or governmental authorities; and

                          (vi)    The written consents of any other persons
whose approval or consent to the execution, delivery, and performance of this Agreement by the Sellers is legally or contractually required.

                 (b) The originals of the Lease, and (if written) the Assumed Contracts;

                 (c) A certificate signed by the president of Sellers to the effect that all representations and warranties of Sellers contained in this Agreement are true at and as of Closing, that Sellers have performed all agreements on its part required to be performed hereunder, and that Sellers are not in default under any of the provisions of this Agreement;

                 (d)      Copies of insurance policies conforming to Subsection
10(m);

                 (e) A letter to the telephone company servicing Sellers requesting transfer to Purchaser of the telephone number (including numbers for facsimile machines and modems) and listings applicable to the Office;

                 (f) List of accounts receivable as of the Closing Date as provided in Section 7;

                 (g) Any names or addresses Sellers have registered for use on the Internet; and

                 (h) No later than (5) days prior to Closing, Sellers shall submit to Purchaser such other instruments, documents or affidavits, in form and substance reasonably acceptable to Purchaser, as may be necessary to effect the Closing.

         9. CLOSING DELIVERIES BY PURCHASER. In addition to delivery of the amount required under Subsection 4(a) above, Purchaser agrees to execute and deliver at the Closing, or cause to be executed and delivered at Closing:

                 (a) Immediately available funds in the amount provided in Subsection 4(a);

                 (b) Such instruments as shall be necessary or desirable in the judgment of the Sellers to effect the assumption by Purchaser of the Lease and the Assumed Contracts;

                 (c) Certified copy of resolutions duly adopted by the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and consummation of transactions described herein, which shall be in full force and effect at the time of delivery;

                 (d) A certificate signed by the president of Purchaser to the effect that all representations and warranties of Purchaser contained in this Agreement are true at and as of Closing, that Purchaser has performed all agreements on its part required to be performed hereunder, and that Purchaser is not in default under any of the provisions of this Agreement;

                 (e) Written consent from the bank, approving the transactions herein;

                 (f) Certified copy of resolutions authorizing Richard H. Spragins to act or sign documents on behalf of Purchaser as an authorized agent; and

                 (g) With respect to Lease deposits, Sellers shall not seek nor accept the return of the Lease deposit, or any part thereof, and Purchaser shall pay to Sellers at Closing, among other payments, an amount sufficient to cover Sellers' Lease deposit with Lessor. In the event lessor terminated the Lease agreement and the termination is based upon the change of lessees, Sellers shall request return of Lease deposit from lessor and return to Purchaser the amount received from lessor.

         10. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE STOCKHOLDERS. The Sellers and the Stockholders, jointly and severally, represent and warrant as follows:

                 (a) The Sellers have been duly organized and are validly existing and in good standing under the laws of the State of Illinois;

                 (b) The Stockholders together own all of the issued and outstanding stock of the Sellers. The execution, delivery, and performance of this Agreement have been duly authorized by the Board of Directors of the Sellers, and all necessary Stockholders action under the Sellers' bylaws and Illinois law has been taken for approval of the execution and delivery of this Agreement by the Sellers, their performance of the terms of this Agreement, and the consummation of the transactions contemplated hereunder;

                 (c) The execution and delivery of this Agreement, the Sellers' performance hereunder, and the consummation of the transactions herein contemplated, do not, and to the best of the Stockholders' knowledge will not immediately or with the passage of time, the giving of notice or otherwise, result in the breach of, constitute a default or violation under, or accelerate any obligation under any agreement or other instruments to which either the Sellers or any of the Stockholders are a party, or may be bound, so as to give or create any rights in third parties with respect to the Assets;

                 (d) The Sellers have good title and right to use of all trade names, trademarks or service marks used or available for use in Sellers' Office, and neither the Sellers nor the Stockholders have notice of any claim concerning a violation of or infringement upon the rights of any third party with respect to the use of any trade name, trademark, service mark, copyright or patent;

                 (e) This Agreement and the other agreements and transactions contemplated herein to which the Sellers are or will be a party will each, upon execution and delivery, be a legal, valid, and binding obligation of the Sellers, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

                 (f) Except as disclosed in Schedule 5, the Sellers have good and marketable title to the Assets free and clear of all mortgages, liens, security interests, pledges, charges, obligations and other encumbrances;

                 (g) The Sellers have previously delivered to Purchaser the Sellers' most recent federal income tax returns, balance sheets as of June 30, 1996, together with the Sellers' income statements for the fiscal year then ended, and the interim balance sheets and income statements of the Sellers, June 30, 1996, (collectively, the "Financial Statements"). The Financial Statements reflect or provide for all material claims against, and all material debts and liabilities relating to, the Office, fixed or contingent, as of the dates of the Financial Statements. There has not been any change since the date of the most recent Financial Statements which materially and adversely affected the Office or the Assets or the financial condition or results of the operation of the Sellers. The Financial Statements are true, correct and complete and were prepared in good faith in accordance with a cash basis of accounting which system is a comprehensive accounting method used by Sellers;

                 (h) The Sellers have filed all federal, state, and local tax returns including income, sales, and payroll, which were required to be filed prior to the date of this Agreement and have made payment of all taxes shown by those returns to be due and payable;

                 (i) The Sellers have all requisite power and all known necessary permits, certificates, contracts, approvals and other authorizations required by federal, state, city, county or other municipal bodies to own, lease, and use the Assets to operate the Office in the manner in which they are presently operated;

                 (j) In connection with the operation of the Office and ownership and use of the Assets, there are not now and have not been any material failures to comply with any applicable known local, state or federal laws, regulations, ordinances or administrative or judicial orders, and no allegations have been made of any such failure;

                 (k) Sellers are not subject to any order of any court or governmental authority; any pending or, to the best of the Sellers' and the Stockholders' knowledge, threatened action, suit, proceeding, inquiry or investigation at law or in equity; or any proceeding before any court, arbitrator, public board or body, in which an unfavorable decision, ruling or finding would, in any way, prevent the carrying out of this Agreement or any of the transactions contemplated hereunder, declare unlawful any such transactions, cause such transactions to be rescinded, have a material adverse effect on the Office or the financial condition of the Sellers;

                 (l) Except for the Lease and the Assumed Contracts, and the encumbrances listed in Schedule 5, there are no agreements, Lease, contracts, charges, encumbrances or restrictions which may restrict Purchaser's use or right to use any of the Assets or which create obligations for which Purchaser could be liable;

                 (m) The Sellers have maintained liability insurance for any claims which may have arisen or cause of action which may have accrued during Sellers' ownership and/or operation of the Assets and the Office. Such liability insurance is of the "occurrence" type, so that if the policies are discontinued by the Sellers after the Closing Date, liability insurance coverage will nevertheless continue (subject to the terms and conditions of such policies) with respect to such claims and causes of action;

                 (n) Neither this Agreement nor any Exhibit, Schedule, or attachment hereto, nor any certificate or other information or document furnished by or on behalf of the Sellers or the Stockholders knowingly contains any untrue statement of a material fact, or knowingly omits to state a material fact necessary in order to make the statements contained herein or therein not misleading;

                 (o) Schedule 6 to this Agreement is a list of all persons currently employed by the Sellers. Schedule 6 accurately and completely shows the listed employees' current rates of compensation. Sellers have no employment agreements with any of its employees which Purchaser will be required to assume and has no oral or written understandings with any of its employees which relate to terms or conditions of such employee's employment which Purchaser will be required to assume. Purchaser has agreed to employ under employment at will agreements for Sellers' staff employees; and

                 (p) The Sellers have no pension sharing plans or employee benefit plans (as that term is defined in the federal law commonly known as the Employees' Retirement Income Security Act, as amended) for any of its employees, which Purchaser will be required to assume.

         11.     COVENANTS OF THE SELLERS AND THE STOCKHOLDERS.     The Sellers
and the Stockholders covenant that, between the date of this Agreement and the Closing, they will:

                 (a) Carry on the business of the Office in the ordinary course;

                 (b) With Sellers' approval which will not be unreasonably withheld and subject to any attorney client privilege, give Purchaser and its attorneys, auditors and other representatives full access during normal business hours to the Office and to the properties, books, contracts, commitments and records pertaining to the Office;

                 (c) With Sellers' approval which will not be unreasonably withheld and subject to any attorney client privilege, provide Purchaser with access to such information concerning the affairs of the Office as Purchaser may reasonably request, including authorizing the Sellers' auditors, attorneys and other representatives to cooperate with Purchaser's auditors and attorneys and other representatives and authorizing the Sellers' auditors to give Purchaser's auditors full access to their files and working papers with respect to the Office;

                 (d) Do all reasonable things and cause all reasonable things to be done to ensure that the warranties and representations of the Sellers and the Stockholders contained in this Agreement remain true and correct throughout the period until Closing, as if such representations and warranties were continuously made throughout such period;

                 (e) Not enter into any new contracts, commitments or transactions pertaining to the Office, except in the ordinary course of business;

                 (f) Not sell, agree to sell, or otherwise dispose of any of the Assets (other than supplies used or sold in the ordinary course of business), without the prior written consent of Purchaser;

                 (g) Use best efforts to obtain the releases of all mortgages, liens, security interests, pledges, charges, obligations, and other encumbrances set forth in Schedule 5;

                 (h) Not create or assume any new pledge, lien, or encumbrance with respect to the Assets;

                 (i) Maintain the Assets in as good repair, order, and condition as they were in as of the date of this Agreement, reasonable wear and use and damage by fire, acts of God, or other casualty excepted;

                 (j) Not incur any indebtedness, obligations, or liability with respect to the Office or Assets or make any payment in respect thereof, except in the ordinary course of business;

                 (k) Pay, satisfy, and discharge the current obligations and liabilities of the Office in the ordinary course of business, including but not limited to royalties accruing under the Franchise Agreements and any other amounts payable to Purchaser and its affiliates;

                 (l) File all federal, state, and local tax returns which become due prior to the Closing, and pay all taxes shown by those returns to be due and payable, together with any interest or penalties which may be assessed by taxing authorities on any taxes which were not timely paid;

                 (m) Maintain or cause to be maintained in full force and effect all of the fire and other insurance on property and all of the liability and other casualty insurance (including any bonds on personnel) that was in effect with respect to the Office as of the date of this Agreement;

                 (n) Use reasonable efforts to preserve intact the Sellers' business organization and the goodwill of the Sellers' Clients and suppliers;

                 (o) Conduct advertising and promotion for the Office consistent with the amount and type of such advertising and promotion conducted during the twelve months prior to the date of this Agreement;

                 (p) Maintain the books of account and records of the Office in the usual manner;

                 (q) Promptly, at Purchaser's request, join and cooperate in any application which Purchaser may make in order to ensure the timely transfer of any licenses, permits, or certificates to Purchaser at Closing;

                 (r) Promptly advise Purchaser in writing of any material adverse change with respect to the Office, the Assets, or the financial condition of the Sellers; and

                 (s) Deliver to Purchaser prompt written notice of any event or condition known to either the Sellers or to any of the Stockholders which, if it had existed on the date of execution of this Agreement, would have constituted a breach of any of their representations and warranties under this Agreement.

         12. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants as follows:

                 (a) Purchaser has been duly organized and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Purchaser is qualified to do business and is in good standing under the laws of the State of Texas, where it has its headquarters. Purchaser's wholly owned subsidiary Advance Processing Systems, Inc. is qualified to do business and is in good standing under the laws of the State of Illinois;

                 (b) The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of Purchaser, and Purchaser has the complete and unrestricted power and authority to, and has taken all corporate action necessary to enter into, execute and deliver this

Agreement and to perform all of its obligations hereunder and to consummate all transactions contemplated herein; and

                 (c) This Agreement and the other agreements and transactions contemplated herein to which Purchaser is or will be a party will each, upon execution and delivery, be a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally. This Agreement does not conflict with any other agreement affecting Purchaser.

         13. COVENANTS OF PURCHASER. Purchaser covenants that, between the date of this Agreement and the Closing:

                 (a) Purchaser will offer to hire the employees of the Sellers listed on Schedule 6, subject to Purchaser's ordinary pre-employment and post-employment standards and conditions, at rates of pay and with benefits consistent with those of similarly-situated employees of Purchaser. Purchaser shall have no obligation to offer employment to any specific individual listed in Schedule 6 who does not meet Purchaser's ordinary standards and conditions, or to offer any individual on Schedule 6 pay or benefits comparable to those identified in such Schedule. Purchaser assumes no liability for any wages or other benefits (including but not limited to bonuses, vacations, sick leave, retirement benefits, and medical benefits) accrued by any person listed in
Schedule 6 during such person's employment by the Sellers. Purchaser shall recognize the original date of hire of employees shown on Schedule 6 and employed after Closing by Purchaser for purpose of service related benefits by Purchaser;

                 (b) Purchaser shall use reasonable efforts to assist the Sellers in obtaining necessary consents and approvals to the assignment of the Lease and the Assumed Contracts and any other rights which are to be assumed by Purchaser in accordance with this Agreement;

                 (c) Purchaser shall make applications to such governmental authorities and agencies as Purchaser deems appropriate to ensure that licenses, permits, and certificates held by the Sellers are transferred to Purchaser as of the Closing, and at the request of the Sellers shall join and cooperate in any such application which the Sellers may make; and

                 (d) Purchaser shall do all reasonable things and cause all reasonable things to be done to ensure that the warranties and representations of Purchaser contained in this Agreement remain true and correct throughout the period until Closing, as if such representations and warranties were continuously made throughout such period.

         14. INDEMNITY BY THE SELLERS AND THE STOCKHOLDERS. Without limiting any of their other obligations under this Agreement, the Sellers and the Stockholders, individually agree to indemnify and hold harmless Purchaser and its affiliates, Officers, directors, Stockholders and employees against and from any loss, liability, damages, cost or expense incurred by them (including, but not limited to, reasonable attorneys' and accounting fees and expenses) based upon, arising out of, or relating to: (i) any materially inaccurate, untruthful or erroneous representation or warranty of the Sellers or the Stockholders set forth in this Agreement or any certificate or document delivered pursuant to this Agreement; (ii) any material failure to perform with respect to any of the covenants, conditions or agreements of the Sellers or the Stockholders set forth in this Agreement, or any transaction contemplated in this Agreement, except that each Stockholder shall be liable to Purchaser only for Sellers' or such Stockholders' individual conduct and compliance with the non-compete provisions of this Agreement subsequent to the Closing; or (iii) the ownership or operation of the Office through the Closing Date.

         15. INDEMNITY BY PURCHASER. Purchaser agrees to indemnify and hold harmless the Sellers and the Stockholders against and from any loss, liability, damages, cost or expense incurred by them (including but not limited to reasonable legal, attorneys' and accounting fees and expenses) based upon, arising out of, or relating to: (i) any breach of any representation or warranty of Purchaser set forth in this Agreement or any certificate or document delivered pursuant to this Agreement; (ii) the breach of any covenant or agreement of Purchaser set forth in this Agreement; or (iii) the ownership or operation of the Office after the Closing Date.

         16.     TERMINATION OF AGREEMENTS.        The Sellers and the
Purchaser agree, that upon completion of the Closing, the Franchise Agreements and any other agreements relating to the Franchise will terminate without separate notice to any party as of the Closing Date, subject to the post-termination obligations of the Sellers and Purchaser under the Franchise Agreement and any other agreements, including but not limited to

SIP. If the parties fail to Close for any reason, the Franchise Agreement, SIP Agreement, and any other agreements thereto, shall remain in full force and effect in accordance with their terms.

         17. LOSS OR DESTRUCTION. Sellers shall continue to own and operate the Offices until the Closing Date. Sellers shall assume all risk of loss, destruction, or damage due to fire or other casualty until such date. Purchaser shall have the right to cancel this Agreement if the Offices are interrupted prior to said date by loss, destruction, or damage due to fire or other casualty. If Purchaser does not exercise its right to cancel, as stated herein, Purchaser shall take the Assets in the existing condition, together with any insurance proceeds payable by virtue of such loss or damage.

         18. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE. The obligation of Purchaser to consummate the transactions herein contemplated is, at Purchaser's option, subject to the following express conditions precedent:

                 (a) The Assets shall be free and clear of all mortgages, liens, security interests, pledges, charges, obligations and other encumbrances;

                 (b) The representations and warranties of the Sellers and the Stockholders contained in this Agreement shall be true in all material respects at and as of Closing, as though such representations and warranties had been made at and as of the Closing;

                 (c) The Sellers and the Stockholders shall have delivered all of the items to be delivered by them to Purchaser at Closing pursuant to Subsection 8 above, and shall not be in default under any other provision of this Agreement at or prior to Closing;

                 (d) The Assets shall not have been damaged as the result of any act of God, fire, flood, war, labor disturbance or similar calamity (unless Purchaser has waived the event), and there shall have been no material adverse changes in the Assets, the Office, or the financial condition of the Sellers since the execution of this Agreement;

                 (e) Purchaser has obtained approval of its Senior Lenders for this transaction; and

                 (f) Sellers shall have delivered to Purchaser executed UCC-3 statements for any liens on Sellers' Assets.

         19. CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATION TO CLOSE. The obligation of the Sellers to consummate the transactions contemplated herein at Closing is, at the option of the Sellers, subject to the following express conditions precedent:

                 (a) The representations and warranties of Purchaser contained in this Agreement were true when made and shall be true in all material respects at and as of Closing, as though such representations and warranties had been made at and as of Closing; and

                 (b) Purchaser shall have delivered all of the items to be delivered by it to the Sellers and the Stockholders at Closing pursuant to Subsection 9 above, and shall not be in default under any other provisions of this Agreement at or prior to Closing.

         20. ADDITIONAL POST-CLOSING RESPONSIBILITIES. The parties shall comply with the following obligations after the Closing:

                 (a)      At Purchaser's request, without further
consideration, the Sellers and the Stockholders will execute and deliver after Closing such further instruments of conveyance and transfer and take such other action as Purchaser may reasonably require for the transfer of the Assets;

                 (b) At the request of Sellers, without further consideration, Purchaser will execute and deliver after Closing such further evidence as the Sellers may reasonably require of Purchaser's assumption of the Lease and the Assumed Contracts;

                 (c) For ninety (90) days after the Closing Date at Purchaser's request, the Sellers and the Stockholders shall assist Purchaser in every reasonable manner in billing and collection efforts and in maintaining the business relationships presently enjoyed by the Sellers and the Stockholders with respect to the Office;

                 (d) Except for assisting Professional Staffing Services initially in the implementation of Spectrum Software, the Sellers and the Stockholders agree that for a period of three (3) years after the Closing Date, they will not, directly or indirectly:

                          (i)     own, operate, manage, be employed by, engage
in, provide assistance to, or have a financial interest in any temporary employment services business, permanent placement business, or similar business
within the county(s) of    Cook, DuPage and McHenry , in the State of Illinois
and within the county(s) of Kalamazoo , in the State of Michigan, so long as Purchaser, or a person or entity deriving title from Purchaser to operate the Office, continues to operate the Office. For purposes of this provision "temporary employment services business" includes, but is not limited to, "employee leasing," "temp-to-hire," and "contract temporary" services;

                          (ii)    solicit employment services business from any
client with whom the Office did business, if such client placed an order with Sellers within the three (3) year period prior to the Closing Date; or

                          (iii)   for a period of three (3) years employ or
seek to employ any employee of the Office or Purchaser or in any other manner attempt, directly or indirectly, to influence, induce or encourage any employee to leave the employment of the Office or Purchaser.

                 (e) Within fourteen (14) days subsequent to Closing, Sellers shall provide to Purchaser an affidavit stating that all state and local taxes due through the Closing Date have been paid. Sellers shall timely file all federal, state and local tax returns relating to the period through the Closing Date which become due after the Closing Date; shall timely pay all taxes shown by such returns to be due and payable, together with any interest or penalties which may be assessed by taxing authorities on any taxes which were not timely paid; and shall deliver to Purchaser copies of all tax clearance letters and closing notices received from government authorities which relate to the Office.

                 (f)      (i)     Sellers and Brett S. Hardt ("Hardt") hereby
each acknowledges, covenants, agrees and authorizes, that if Hardt breaches or causes Sellers to breach Subsection 20(d) of this Agreement, Purchaser shall have the right to withhold payment under the Rolling Meadows Note, the Kalamazoo Note, the Des Plaines Note and all other amounts otherwise payable by Purchaser to Sellers and the Stockholders, whether or not evidenced by a note (collectively, the "Note Amounts"); and upon determination of the amount of any damages sustained by Purchaser because of such breach of Subsection 20(d), Purchaser shall have the right to offset and retain such damages against an aggregate amount, which shall equal fifty percent (50%) of the aggregate amount of all outstanding principal due and owing under and pursuant to the Note Amounts.

                 (ii) Sellers and Jeff Albrecht ("Albrecht") hereby each acknowledges, covenants, agrees and authorizes, that if Albrecht breaches or causes Sellers to breach Subsection 20(d) of this Agreement, Purchaser shall have the right to withhold payment under the Rolling Meadows Note, the Kalamazoo Note, the Des Plaines Note and all other amounts otherwise payable by Purchaser to Sellers and the Stockholders, whether or not evidenced by a note (collectively, the "Note Amounts"); and upon determination of the amount of any damages sustained by Purchaser because of such breach of Subsection 20(d), Purchaser shall have the right to offset and retain such damages against an aggregate amount, which shall equal fifty percent (50%) of the aggregate amount of all outstanding principal due and owing under and pursuant to the Note Amounts.

                 (iii) Sellers and Stockholders each hereby further acknowledge, covenant and agree that Purchaser shall retain the above-stated rights of offset and that Purchaser shall not be in breach of the terms of this Agreement until resolution of the breach of Subsection 20(d) occurs, whether by agreement, compromise, settlement or final unappealable judgment.

                 (iv) The withholding of Note payments to either or both Stockholders and the establishment of actual damages shall be in addition to all other rights of Purchaser whether at law or in equity.

         21. NOTICES. All notices pursuant to this Agreement shall be sent in writing to addresses set forth below, unless changed by written notice in accordance with this Section 21. Any notice sent by telecopy shall be confirmed by mail.

        To Sellers and/or the Stockholders:     BRETT HARDT
                                                ------------------------------
                                                21839 WEST RIVERIA COURT
                                                ------------------------------
                                                IVANHOE, ILLINOIS  60060
                                                ------------------------------


                                                JEFF ALBRECHT
                                                ------------------------------
                                                412 HILL COURT
                                                ------------------------------
                                                WAUCONDA, ILLINOIS  60084
                                                ------------------------------


                                                LILA PETROVICH
                                                ------------------------------
                                                2152 ABBEYWOOD DRIVE
                                                ------------------------------
                                                PALATINE, ILLINOIS  60075
                                                ------------------------------

        To Purchaser:                           SNELLING AND SNELLING, INC.
                                                ------------------------------
                                                12801 N. CENTRAL EXPRESSWAY
                                                ------------------------------
                                                SUITE 700
                                                ------------------------------
                                                DALLAS, TEXAS  75243
                                                ------------------------------
                                                ATTN:  RICHARD H. SPRAGINS
                                                ------------------------------
                                                Telecopy No.: (214)239-6879

         22.     TERMINATION.     (a)  The Sellers or Purchaser may terminate
this Agreement by written notice to the other in the event the transactions
contemplated herein have not closed by           November 15, 1996    ; and

                 (b) This Agreement may also be terminated at any time prior to the Closing date:

                          (i)     By mutual consent of Purchaser and Sellers;

                          (ii)    By the Purchaser, if any of the conditions of
its obligations hereunder shall not have been satisfied at or prior to the Closing on the Closing Date and shall not have been waived by it; and

                          (iii)   By the Sellers, if any of the conditions of
its obligations hereunder shall not have been satisfied at or prior to the Closing on the Closing Date, or if the senior lender approval by this Agreement shall not have been obtained by Purchaser and the requirements shall not have been waived by it.

                 (c) Such notice of termination shall be effective as to all parties to this Agreement, whether or not they receive notice individually. If this Agreement is terminated by the Sellers or by

Purchaser for the reason stated above without consummation of the transactions contemplated herein, such termination shall be without liability or further obligation by any party to any other party to this Agreement.

         23.     GENERAL PROVISIONS.       (a)     Each party shall bear its
own legal and other costs and expenses in connection with the negotiation, preparation and execution of this Agreement, and the performance of the transactions contemplated hereby;

                 (b) This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the sale and purchase of the Assets and supersede all previous written or oral negotiations, commitments, and writing concerning the same subject matter;

                 (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument;

                 (d) This Agreement may be amended only in writing and executed by all of the parties;

                 (e) This Agreement will inure to the benefit of, and bind, the respective heirs, personal representatives, successors and permitted assigns of the parties;

                 (f) The parties represent that no person is entitled to any brokerage commission, finder's fee, or any other like payment in connection with any transaction contemplated by this Agreement, by reason of the action of any party to this Agreement; and

                 (g) This Agreement shall be governed by the laws of the State of Texas.

         24.     MEDIATION AND ARBITRATION.        THE PARTIES AGREE THAT ANY
AND ALL DISPUTES, CLAIMS OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE SUBMITTED TO J.A.M.S/ENDISPUTE, OR ITS SUCCESSOR, FOR MEDIATION, AND IF THE MATTER IS NOT RESOLVED THROUGH MEDIATION, THEN IT SHALL BE SUBMITTED TO J.A.M.S./ENDISPUTE, OR ITS SUCCESSOR, FOR FINAL AND BINDING ARBITRATION. EITHER PARTY MAY COMMENCE MEDIATION BY PROVIDING TO J.A.M.S/ENDISPUTE, AND THE OTHER PARTY A WRITTEN REQUEST FOR MEDIATION, SETTING FORTH THE SUBJECT OF THE DISPUTE AND THE RELIEF REQUESTED. THE PARTIES WILL COOPERATE WITH J.A.M.S/ENDISPUTE AND WITH ONE ANOTHER IN SELECTING A MEDIATOR FROM J.A.M.S/ENDISPUTE'S PANEL OF NEUTRALS, AND IN SCHEDULING THE MEDIATION PROCEEDINGS. THE PARTIES COVENANT THAT THEY WILL PARTICIPATE IN THE MEDIATION IN GOOD FAITH, AND THAT THEY WILL SHARE EQUALLY IN ITS COSTS. ALL OFFERS, PROMISES, CONDUCT AND STATEMENTS, WHETHER ORAL OR WRITTEN, MADE IN THE COURSE OF THE MEDIATION BY ANY OF THE PARTIES, THEIR AGENTS, EMPLOYEES, EXPERTS AND ATTORNEYS, AND BY THE MEDIATOR OR ANY J.A.M.S/ENDISPUTE EMPLOYEES, ARE CONFIDENTIAL, PRIVILEGED AND INADMISSIBLE FOR ANY PURPOSE, INCLUDING IMPEACHMENT, IN ANY ARBITRATION OR OTHER PROCEEDING INVOLVING THE PARTIES, PROVIDED THAT EVIDENCE THAT IS OTHERWISE ADMISSIBLE OR DISCOVERABLE SHALL NOT BE RENDERED INADMISSIBLE OR NON-DISCOVERABLE AS A RESULT OF ITS USE IN THE MEDIATION.

THE PARTIES AGREE THAT ANY AND ALL DISPUTES, CLAIMS OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT THAT ARE NOT RESOLVED BY THEIR MUTUAL AGREEMENT OR MANDATORY OR REASONABLE MEDIATION SET FORTH ABOVE, SHALL BE SUBMITTED TO FINAL AND BINDING ARBITRATION BEFORE J.A.M.S/ENDISPUTE, OR ITS

SUCCESSOR, PURSUANT TO THE UNITED STATES ARBITRATION ACT, 9 U.S.C. SEC. 1 ET SEQ. EITHER PARTY MAY COMMENCE THE ARBITRATION PROCESS CALLED FOR IN THIS AGREEMENT BY FILING A WRITTEN DEMAND FOR ARBITRATION WITH J.A.M.S/ENDISPUTE, WITH A COPY TO THE OTHER PARTY. THE ARBITRATION WILL BE CONDUCTED IN ACCORDANCE WITH THE PROVISION OF J.A.M.S/ENDISPUTE'S COMPREHENSIVE ARBITRATION RULES AND PROCEDURES IN EFFECT AT THE TIME OF FILING OF THE DEMAND FOR ARBITRATION. THE PARTIES WILL COOPERATE WITH J.A.M.S/ENDISPUTE AND WITH ONE ANOTHER IN SELECTING AN ARBITRATOR FROM J.A.M.S/ENDISPUTE'S PANEL OF NEUTRALS, AND IN SCHEDULING THE ARBITRATION PROCEEDINGS. THE PARTIES COVENANT THAT THEY WILL PARTICIPATE IN THE ARBITRATION IN GOOD FAITH, AND THAT THEY WILL SHARE EQUALLY IN ITS COSTS. THE PROVISIONS OF THIS PARAGRAPH MAY BE ENFORCED BY ANY COURT OF COMPETENT JURISDICTION, AND THE PARTY SEEKING ENFORCEMENT SHALL BE ENTITLED TO AN AWARD OF ALL COSTS, FEES AND EXPENSES, INCLUDING ATTORNEYS FEES, TO BE PAID BY THE PARTY AGAINST WHOM ENFORCEMENT IS ORDERED.

         25.     CONFIDENTIALITY.           Neither Purchaser nor Sellers, nor
any of their respective Stockholders, affiliates, Officers, employees, agents or representatives shall: (a) make any press releases or any published statement concerning the transactions contemplated herein without the prior written consent of all of the parties hereto, which consent shall not be withheld where such press releases or statement is required by applicable law; or (b) disclose the terms or existence of this Agreement to any person or entity, other than to their respective attorneys and other representatives, and to those parties such as bankers and lessors with whom they must communicate in order to consummate the proposed transactions. Purchaser and Sellers shall be permitted to discuss the transactions contemplated herein with their respective suppliers and vendors, provided that they instruct such suppliers and vendors to keep all such communications confidential.

         26.     BULK TRANSFER LAWS.        The parties waive compliance with
the requirements of the bulk transfer or bulk sales law of any jurisdiction in connection with the sale of the Assets to Purchaser under this Agreement. Sellers shall indemnify and hold Purchaser harmless against any and all losses incurred by Purchaser as a result of noncompliance with any such laws.

         27.     RELEASE BY SELLERS AND STOCKHOLDERS.       The  Sellers and
each Stockholder, for themselves and on behalf of their officers, directors, employees, successors, representatives, and agents, do hereby irrevocably and unconditionally release, acquit, and forever discharge (the "Release") Purchaser, its officers, directors, stockholders, employees, successors, representatives, and agents from any and all claims, debts, damages, demands, liabilities, suits in equity, complaints, grievances, obligations, promises, agreements, rights, controversies, consents, losses, damages, attorneys' fees and expenses, punitive damages and other compensation, suits, appeals, actions, and causes of actions, of whatever kind of character, whether heretofore or hereafter accruing, whether known or unknown, suspected or unsuspected, specified or unspecified, fixed or contingent, liquidated or unliquidated, for or because of any matter or thing done, omitted, or suffered to be done by, Purchaser, its officers, directors, stockholders, employees, successors, representatives, and agents, for any incidents, including those past and present, which may have existed prior to, or contemporaneously with, the execution of this Agreement, or subsequent to the execution of this Agreement if arising out of conduct occurring before the execution of this Agreement.
The Sellers and each

Stockholder hereby represent that nothing which is released hereunder has been transferred, assigned, or given away prior to the date hereof to any person, firm, or entity.

         (a) It is the intention of the Sellers and each Stockholder in executing this Agreement that the Release shall be effective as a bar to each and every claim, demand, and cause of action hereinabove specified, and the Sellers and each Stockholder hereby knowingly and voluntarily waive any and all
rights and benefits.   The Sellers and each Stockholder expressly consent that,
this release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unspecified claims, demands, and causes of action. The Sellers and each Stockholder acknowledge and agree that this waiver is an essential and material term of the Release of this Agreement and without the waiver of transaction contemplated by this Agreement would not be consummated.

         28.     RELEASE BY PURCHASER.     The Purchaser, for itself and on
behalf of their officers, directors, employees, successors, representatives, and agents, do hereby irrevocably and unconditionally release, acquit, and forever discharge (the "Release") the Sellers and Stockholders, its officers, directors, employees, successors, representatives, and agents from any and all claims, debts, damages, demands, liabilities, suits in equity, complaints, grievances, obligations, promises, agreements, rights, controversies, consents, losses, damages, attorneys' fees and expenses, punitive damages and other compensation, suits, appeals, actions, and causes of actions, of whatever kind of character, whether heretofore or hereafter accruing, whether known or unknown, suspected or unsuspected, specified or unspecified, fixed or contingent, liquidated or unliquidated, for or because of any matter or thing done, omitted, or suffered to be done by, the Sellers and

Stockholders, its officers, directors, employees, successors, representatives, and agents, for any incidents, including those past and present, which may have existed prior to, or contemporaneously with, the execution of this Agreement, or subsequent to the execution of this Agreement if arising out of conduct occurring before the execution of this Agreement. The Purchaser hereby represents that nothing which is released hereunder has been transferred, assigned, or given away prior to the date hereof to any person, firm, or entity.

         (a) It is the intention of the Purchaser in executing this Agreement that the Release shall be effective as a bar to each and every claim, demand, and cause of action hereinabove specified, and the Purchaser hereby
knowingly and voluntarily waives any and all rights and benefits.   The
Purchaser expressly consents that, this release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unspecified claims, demands, and causes of action. The Purchaser acknowledges and agrees that this waiver is an essential and material term of the Release of this Agreement and without the waiver of transaction contemplated by this Agreement would not be consummated.

29.      SURVIVAL OF REPRESENTATIONS.      ALL representations, warranties and
agreements made by the parties hereto, shall survive Closing.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal of the date first written above.

        PAR  FIVE SERVICES, INC.             STOCKHOLDERS:


        By: /s/ BRETT S. HARDT               By: /s/ BRETT S. HARDT
           -------------------------            ------------------------------
        Brett S. Hardt                       Brett S. Hardt
        President

                                             By: /s/ JEFF ALBRECHT
                                                ------------------------------
                                             Jeff Albrecht


                                             By: /s/ LILA PETROVICH
                                                ------------------------------
                                             Lila Petrovich


        SNELLING AND SNELLING, INC.


        By: /s/ RICHARD H. SPRAGINS
           -------------------------
        Richard H. Spragins
        Senior Vice President